Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in the Prospectus constituting part of this Registration Statement, on Form SB-2 (SEC File No. 333-90895) of our report dated January 22, 1999 except for Note 13 which is dated February 5, 1999 on the balance sheet of Atlas Mining Company as of December 31, 1998, and the related statements of income, changes in stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1998, which appear in the Prospectus.



/s/  Moss  Adams  LLP

Seattle,  Washington
February  9,  2000


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